Dentsply Sirona Appoints Donald Zurbay to Board of Directors - Company’s Board of Directors forms Growth and Value Creation Committee to guide the Company’s Return-to-Growth Action Plan Charlotte, N.C., January 13, 2026 – DENTSPLY SIRONA Inc. (“Dentsply Sirona” or the "Company") (Nasdaq: XRAY) today announced the appointment of Donald (Don) Zurbay to its Board of Directors (the “Board”), effective January 10, 2026. He will be joining the Board’s Audit and Finance Committee. Mr. Zurbay brings extensive leadership experience in the dental and healthcare industries, and value creation across complex, global organizations. He most recently served as President and Chief Executive Officer (CEO) of Patterson Companies, following his tenure as Chief Financial Officer (CFO) from 2018 to 2022. During his tenure, Patterson maintained a longstanding dealer partnership with Dentsply Sirona, giving Mr. Zurbay deep familiarity with the Company and its portfolio. Prior to Patterson, Mr. Zurbay served as CFO of St. Jude Medical, during which time the company delivered exceptional operational performance and long-term shareholder returns. Mr. Zurbay’s appointment was led by the Board’s Corporate Governance and Nominating Committee and aided by an independent search firm. Mr. Zurbay’s appointment further strengthens the Board’s capabilities in capital allocation and growth execution, supporting Dentsply Sirona’s ongoing focus on disciplined, sustainable value creation. With the addition of Mr. Zurbay, the Board has increased in size from 10 to 11 members. “Don’s deep understanding of the dental industry, combined with his experience driving transformation and growth in healthcare businesses, will be a valuable addition to our Board,” said Gregory T. Lucier, Chairman of the Board of Dentsply Sirona. “He brings a pragmatic, results-oriented leadership style and possesses complementary skills that will strengthen the Board’s culture and oversight capabilities as we execute our strategy to deliver long-term value creation.” “I’m excited to join the Board of Dentsply Sirona at such a pivotal time for the industry,” said Mr. Zurbay. “Through our previous partnership, I’ve seen firsthand the strength of the Company’s portfolio and its unique ability to transform dentistry. Dentsply Sirona’s leadership in innovation, scale, and clinical impact is unmatched, and I’m confident that the current management team and Board are exceptionally well-positioned to execute their growth strategy. I look forward to contributing my expertise in the dental market, industry dynamics, and innovation to help drive change and propel the Company forward in all markets.” Formation of Growth and Value Creation Committee The Board has established a special, ad hoc four-member Growth and Value Creation Committee, co- chaired by Mr. Lucier and Daniel T. Scavilla, the Company’s President & CEO. The Growth and Value Creation Committee will oversee and support the Board and management in executing the Company’s Return-to-Growth action plan outlined during the third-quarter 2025 earnings call on November 7, 2025. The Board remains highly engaged and fully supportive of the Company’s Return-to-Growth action plan, providing active oversight and guidance through structured engagement with management. Together with the Growth and Value Creation Committee, the Board will monitor the Company’s progress, evaluate portfolio and growth opportunities, and ensure alignment with strategic priorities. This governance structure will enable timely decision-making, targeted support, and disciplined oversight, positioning management to execute the growth strategy with focus, urgency, and accountability. About Donald Zurbay Mr. Zurbay has more than 30 years of experience in finance and accounting, including 20 years spent in leadership positions within the global healthcare industry. Most recently, he was at Patterson Companies, Inc., a global healthcare company, serving as President and CEO, after previously serving as its CFO. Prior to Patterson, he worked in various leadership roles for St. Jude Medical, a global medical device company, culminating in his role as CFO. Mr. Zurbay serves on the Boards of Directors of Sight Sciences, Inc. and LivaNova PLC. He previously served on the Board of Directors and as Chair of the Audit Committee of Silk Road Medical, Inc. Mr. Zurbay holds a Bachelor of Science degree in Business from the University of Minnesota. He is a member of the American Institute of Certif ied Public Accountants and the Minnesota Society of Certified Public Accountants. About Dentsply Sirona Dentsply Sirona is the world’s largest diversified manufacturer of professional dental products and technologies, with over a century of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental and oral health products as well as other consumable medical devices under a strong portfolio of world-class brands. Dentsply Sirona’s innovative products provide high-quality, effective and connected solutions to advance patient care and deliver better and safer dental care. Dentsply Sirona’s headquarters is located in Charlotte, North Carolina. The Company’s shares are listed in the United States on Nasdaq under the symbol XRAY. Visit www.dentsplysirona.com for more information about Dentsply Sirona and its products. Contact Information Investors: Wade Moody Senior Manager, Investor Relations InvestorRelations@dentsplysirona.com